UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 13, 2011

GENERAL MOTORS COMPANY

(Exact Name of Registrant as Specified in its Charter)

001-34960	DELAWARE	27-0756180
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities

On January 13, 2011, General Motors Company (GM) completed the previously announced voluntary contribution of 60.6 million shares of GM common stock to its U.S. hourly and salaried pension plan trusts, valued at approximately $2.2 billion for funding purposes. There were 40.4 million shares (valued at approximately $1.5 billion) contributed to the hourly pension plan trust and 20.2 million shares (valued at approximately $0.7 billion) to the salaried pension plan trust. This contribution completes the estimated $6.0 billion contribution that was announced in October 2011 consisting of $4.0 billion in cash and $2.0 billion in stock.

This is a voluntary contribution that is above GM’s required minimum funding of the pension plans. However, we expect that the contribution will improve the funded status of the Pension Plans and therefore improve GM’s risk profile.

The contributed shares qualify as a plan asset for funding purposes immediately, and will qualify as a plan asset for accounting purposes once certain transfer restrictions are removed in the near-term.

The common stock was issued and contributed to the pension plan trusts in an unregistered transaction in accordance with an exemption under Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)

Date: January 20, 2011	By:	/s/ Nick S. Cyprus
Nick S. Cyprus
Vice President, Controller and Chief Accounting Officer